EXHIBIT 10.14A-B

DiaSys Corporation

Healthcare Purchasing Group - Cost-Per-Test Agreement
R/S Series Automated Urine Sediment Workstations

Customer Installation Site:

Account Name_______________________________
Contact_____________________________________
Address_____________________________________
City_________________________State____Zip_____

Customer Billing (if different):

Account Name______________________________
Contact____________________________________
Address____________________________________
City_______________________State____Zip______

PLAN: Allegiance Healthcare Corporation (Allegiance) is a distributor of the R/S Series Urine Sediment Workstations (Workstation) manufactured by DiaSys Corporation (DSC). Under this relationship, Allegiance and DSC have agreed to provide Customers with a Workstation on a cost-per-test basis under the following terms and conditions:

WORKSTATION TYPE, INSTALLATION & TRAINING: DSC will install an R/S 2003 Workstation in any installation site performing 1,500 to 9,000 urine micros per month. DSC will install an R/S 2000 Workstation in any installation site performing 400 to 1,499 urine micros per month. Laboratories performing fewer than 400 urine micros per month will require a special quotation. At no additional cost to Customer, a DSC Representative will install each such Workstation and train Customer personnel in its proper use and care. Thereafter, Customer agrees to use the Workstation under the terms of this Agreement and strictly in compliance with the operating and care procedures set forth in the Workstation's Instruction & Technical Specifications Manual provided by DSC.

TERM: This Agreement will expire on the thirty-sixth (36th) month following installation (TERM). Upon expiration, Customer may renew this Agreement for up to two (2) additional one (1) year increments upon the same terms and conditions.

DELIVERY: All shipments are made FOB, Destination (Delivery), freight and insurance billed separately.

INVOICING & PAYMENT: Allegiance will invoice Customer once per month commencing on Allegiance's nearest invoice cycle and continuing for thirty-six (36) months thereafter. Each of the thirty-six (36) invoices shall be in the amount of $______________ (Price) which is $0.094 per test multiplied by the average monthly volume of such tests for the Customer Installation Site for the immediately preceding twelve (12) month period, but not less than $75.20 per month per each R/S 2000. Total payment under this plan is $__________________ plus any applicable sales taxes. In the event that customer's annual volume should change by more than twenty (20) percent, the parties will, not more than once per year, adjust Price accordingly to reflect such change in volume using $0.094 per test as the multiplier. Any adjustments will be applied prospectively for the balance of the Agreement. No adjustments will be applied retroactively. Customer will pay each invoice within thirty (30) days following receipt. Customer acknowledges that this cost-per-test amount may be considered a capital cost.

WARRANTY & REPAIR: DSC warrants that the Workstation will be free from defects in labor and materials for the TERM of the AGREEMENT (Warranty). At no additional cost to Customer, DSC shall repair or replace Workstation, or any component thereof, that is defective under Warranty, shipping one way. Customer shall purchase accessories and replacement parts from Allegiance. DCS will perform any non-warranty service or repairs and invoice Customer directly. Non-Warranty repairs include, but are not limited to, damage caused to the Workstation, or any component thereof, by improper use, neglect, poor maintenance or willful misconduct, including, but not limited to, improper care of the Workstation's Optical Slide Assembly. All warranties of merchantability and/or fitness are expressly excluded.

WORKSTATION OWNERSHIP & RISK OF LOSS: The Workstation shall remain the property of DSC and Customer shall execute and deliver a financing statement as provided under the Uniform Commercial Code (UCC), if requested, to permit DSC to record as ownership interest in the Workstation. Customer shall be responsible for risk of loss and damage to the Workstation while it is in the Customer's possession (reasonable wear and tear excepted) and shall maintain adequate damage insurance coverage with respect to the Workstation. DSC shall have no obligation with respect to operation or use of Workstation other than that specified in the Instruction & Technical Specifications Manual provided with the Workstation at installation.